Exhibit T3A.2.39

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 10:00 AM 01/06/2003
030006613 - 3610850

CERTIFICATE OF FORMATION

OF

PJC PETERBOROUGH REALTY LLC

This Certificate of Formation of PJC PETERBOROUGH REALTY LLC (the “Company”), dated as of January 6, 2003, is being duly executed and filed by the undersigned, as authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del. C. Sec. 18-101, et  seq.).

FIRST. The name of the limited liability company formed hereby is PJC Peterborough Realty LLC.

SECOND. The address of the registered office in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware 19808. The name of its Registered Agent at such address is Corporation Service Company.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

/s/ Julianne M. Ells
Julianne M. Ells, Authorized Person

State of Delaware
Secretary of State
Division of Corporations
Delivered 10:43 AM 06/21/2004
FILED 10:42 AM 06/21/2004
SRV 040454154 - 3610850 FILE

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF FORMATION

OF

PJC PETERBOROUGH REALTY LLC

PURSUANT TO SECTION 18-202 OF THE
DELAWARE LIMITED LIABILITY COMPANY ACT

* * * *

1)	The name of the Limited Liability Company is

PJC PETERBOROUGH REALTY LLC

2)	The Certificate of Amendment is hereby amended to change Article “2” of the Certificate of Formation to read as follows:

“2.	The address of the registered office in the State of Delaware is 615 South DuPont Highway, in the City of Dover, County of Kent, 19901.

The name of its registered agent at such address is NATIONAL CORPORATE RESEARCH, LTD.”

The undersigned, an authorized person of the limited liability company, executed this Certificate of Amendment on June 10, 200[Illegible].

/s/ [Illegible]
KATHY TOPOR, TREASURER
Authorized Person Name & Title

State of Delaware
Secretary of State
Division of Corporations
Delivered 10:41 PM 09/26/2005
FILED 09:52 PM 09/26/2005
SRV 050788103 - 3610850 FILE

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

1.	Name of Limited Liability Company:	PJC Peterborough Realty LLC

2.	The Certificate of Formation of the limited liability company is hereby amended as follows:
The registered agent will now be know as The Corporation Trust Company located at 1209 Orange Street, Wilmington, DE 19801

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 23rd day of September, A.D. 05.

By:	/s/ Kristen Betzger
Authorized Person(s)

Name:	Kristen Betzger
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